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Ford+ On Track for '24 Profitability, Raises Cash Flow Outlook; Ford Pro Strength, Quality Gains, Hybrid Growth Highlight Q2

- Ford reports second-quarter revenue of $47.8 billion, net income of $1.8 billion and adjusted EBIT of $2.8 billion
- Ford Pro posts quarterly EBIT of $2.6 billion – a 15% margin – on 9% revenue gain; customers buying every Super Duty truck and Transit van the company can make
- Ford Blue hybrid sales up 34%, represent nearly 9% of company's global vehicle mix; Ford Model e costs down ~$400 million
- Expectations for full-year 2024 adjusted EBIT unchanged at $10 billion to $12 billion; adjusted free cash flow outlook raised $1 billion, to between $7.5 billion and $8.5 billion

DEARBORN, Mich., July 24, 2024 – Customers exercising "freedom of choice" made Ford the No. 1 gas, No. 2 electric and No. 3 hybrid vehicle brand in the U.S. and the company remains confident in full-year 2024 results, including increasing effectiveness generating cash.

President and CEO Jim Farley said those are second-quarter outcomes resulting from further execution of the customer-centered Ford+ plan – with disciplined capital allocation setting the table for profitable long-term growth by a more strategically and financially durable company.

"Ford+ is on track, our underlying quality is improving, and Ford Pro is showing the huge upside we've got in all our businesses," Farley said. "Transparency and accountability from having separate teams focused on the needs of different customers are leading to better decisions and greater value for everyone."

Company Key Metrics Summary

	Second Quarter			First Half		
	2023	2024	H / (L)	2023	2024	H / (L)
Wholesale Units (000)	1,119	1,142	23	2,174	2,187	12
GAAP						
Cash Flows from Op. Activities ($B)	$ 5.0	$ 5.5	$ 0.5	$ 7.8	$ 6.9	$ (0.9)
Revenue ($B)	45.0	47.8	2.9	86.4	90.6	4.2
Net Income / (Loss) ($B)	1.9	1.8	(0.1)	3.7	3.2	(0.5)
Net Income / (Loss) Margin (%)	4.3 %	3.8 %	(0.4) ppts	4.3 %	3.5 %	(0.8) ppts
EPS (Diluted)	$ 0.47	$ 0.46	$ (0.01)	$ 0.91	$ 0.79	$ (0.12)
Non-GAAP						
Company Adj. Free Cash Flow ($B)	$ 2.9	$ 3.2	$ 0.3	$ 3.6	$ 2.8	$ (0.9)
Company Adj. EBIT ($B)	3.8	2.8	(1.0)	7.2	5.5	(1.6)
Company Adj. EBIT Margin (%)	8.4 %	5.8 %	(2.7) ppts	8.3 %	6.1 %	(2.2) ppts
Adjusted EPS (Diluted)	$ 0.72	$ 0.47	$ (0.25)	$ 1.34	$ 0.97	$ (0.37)
Adjusted ROIC (Trailing Four Qtrs)	14.2 %	11.1 %	(3.1) ppts			

1

2 Ford’s second-quarter revenue was $47.8 billion, up 6% year-over-year on a slight increase in wholesales. Benefits of a persistently fresh lineup of vehicles included momentum from the all- new F-150 pickup and record volumes of Transit commercial vans. Company net income was $1.8 billion and adjusted earnings before interest and taxes, or EBIT, was $2.8 billion. Profitability was affected by an increase in warranty reserves, though efforts to lift the quality of new products are starting to pay off, with positive implications for customer satisfaction and Ford’s operating performance. J.D. Power last month reported that Ford jumped 14 spots to No. 9 in the analytics company’s 2024 U.S. Initial Quality Study. Bronco Sport was named the best small SUV for initial quality; Ford’s Lincoln luxury brand was recognized for enhanced performance. “Our own evaluations are showing similar quality gains,” said Ford Vice Chair and CFO John Lawler, “with declines in the number of incidents during the critical first three months in service, what the industry calls ‘3MIS.’” Product launch and 3MIS data are leading indicators of future warranty costs, with today’s quality improvements typically showing up in financial results down the road. “We still have lots of work ahead of us to raise quality and reduce costs and complexity, but the team is committed and we’re heading in the right direction,” said Lawler. Operating cash flow in the second quarter was $5.5 billion and adjusted free cash flow was $3.2 billion. At quarter-end, Ford’s continually strong balance sheet had close to $27 billion in cash and about $45 billion in liquidity – supporting disciplined allocation of capital to invest in both long-term growth and returns to shareholders. The company today declared a third-quarter regular dividend of 15 cents per share, payable Sept. 3 to shareholders of record at the close of business on Aug. 7. Ford Pro’s second-quarter EBIT was $2.6 billion, an increase of 7% and a margin of 15%. Segment revenue was $17.0 billion, up 9% – three times the rate of growth in product shipments during the period. Demand by commercial customers for Super Duty trucks and Transit commercial vans is outstripping production capacity. The ever-growing popularity of Super Duty and its strategic importance to Ford prompted the decision announced last week to add a third North America assembly plant to assemble the trucks. Beginning in 2026, the company’s Oakville Assembly Complex in Ontario, Canada, will initially add capacity of up to 100,000 Super Duty trucks – and, in the future, a version with multi-energy technology – to volumes already being “Built Ford Tough” at the Kentucky Truck and Ohio Assembly plants. Subscriptions to Ford Pro software were up 35% in the quarter and mobile repair orders fulfilled by the company’s fleet of about 2,000 service vehicles – and counting – more than doubled.

Business Segment Highlights

		Ford Blue	Ford Model e	Ford Pro
Q2 2024 Results H / (L) Q2 2023				
Wholesales (000)		741	26	375
	YoY	3 %	(23) %	3 %
Revenue ($B)		$ 26.7	$ 1.1	$ 17.0
	YoY	7 %	(37) %	9 %
EBIT ($M)		$ 1,171	$ (1,143)	$ 2,564
	YoY	(1,137)	(63)	173
EBIT Margin (%)		4.4 %	(99.5) %	15.1 %
	YoY	(4.8) ppts	(40.6) ppts	(0.2) ppts
First Half 2024 Results H / (L) First Half 2023				
Wholesales (000)		1,367	36	783
	YoY	(4) %	(22) %	12 %
Revenue ($B)		$ 48.4	$ 1.3	$ 35.0
	YoY	(3) %	(50) %	21 %
EBIT ($M)		$ 2,076	$ (2,463)	$ 5,572
	YoY	(2,855)	(661)	1,815
EBIT Margin (%)		4.3 %	(194.8) %	15.9 %
	YoY	(5.6) ppts	(123.9) ppts	2.9 ppts

Farley said it's common for commercial customers to adopt new technologies of all types – like connected, increasingly electric vehicles today – before individual consumers. Accordingly, advantages to customers and the company from the customer-focused segments defined by Ford+ are accruing first in that space.

"The capabilities we're developing in electric vehicles and software-enabled and physical services are wide competitive moats between Ford Pro and other companies," said Farley. "For customers, from small businesses to the largest enterprises, they're bridges to transforming their organizations at the same time we're remaking ours.

"Over time, we'll build out those same kinds of benefits for Ford Blue and Ford Model e customers and further distinguish us from other automakers, traditional and new ones."

Second-quarter wholesales and revenue for **Ford Blue** were up 3% and 7%, respectively, the latter to $26.7 billion. Truck volumes grew and overall pricing was strong. EBIT of $1.2 billion was down from the year-ago quarter, mostly because of the higher warranty costs.

Sales of hybrid vehicles increased 34% and accounted for nearly 9% of all Ford vehicles worldwide. That's two full points higher than in second-quarter 2023 with more hybrid models of the company's most popular products on the way.

Ford Model e had an EBIT loss of $1.1 billion amid ongoing industrywide pricing pressure on first-generation electric vehicles and lower wholesales. Those factors more than offset about $400 million in year-over-year cost reductions in the segment. **Ford Credit** had second-quarter earnings before taxes of $343 million.

3

Full-Year 2024 Outlook

With Ford+, Lawler said, the company is laying a foundation for profitable, long-term growth and, in the meantime, is on course for a solid full-year 2024 operating performance. Ford's guidance range for adjusted EBIT remains $10 billion to $12 billion and expectations for adjusted FCF have been raised by $1 billion to between $7.5 billion and $8.5 billion.

Capital expenditures for the year are still anticipated to be between $8.0 billion and $9.0 billion, with an enterprise-wide objective for the lower end of the range.

Outlooks for full-year EBIT are up for Ford Pro, to $9.0 billion to $10.0 billion, on further growth and favorable product mix, and down for Ford Blue, to $6.0 billion to $6.5 billion, reflecting higher warranty costs than originally planned.

An anticipated full-year loss of $5.0 billion to $5.5 billion for Ford Model e is unchanged, with continued pricing pressure and investments in next-generation electric vehicles. Earnings before taxes from Ford Credit are expected to be about $1.5 billion, which would be a double-digit percentage increase from 2023.

Ford plans to report third-quarter 2024 financial results following the close of market on Monday, Oct. 28.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 175,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Jessica Vila- Goulding	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.248.3896	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	jvila5@ford.com	stockinf@ford.com

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5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their second-quarter 2024 financial results at 4:05 p.m. ET on Wednesday, July 24. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford vice chair and chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results in the context of the company’s ambitious Ford+ plan for growth and value creation. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will be able to ask questions on the call. Ford Second-Quarter Earnings Call: Wednesday, July 24, at 5:00 p.m. ET Toll-Free: 844.282.4573 International: +1.412.317.5617 Registration Link (option, speeds login): Ford Earnings Call Webcast: click here Replay Available after 8:00 p.m. ET on Wednesday, July 24, and through Wednesday, July 31 Webcast: click here Toll-Free: (U.S.) 877.344.7529 (Canada) 855.669.9658 International: +1.412.317.0088 Replay Access Code: 5133515 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the July 24, 2024, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services could continue to have an adverse effect on our business; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Failure to develop and deploy secure digital services that appeal to customers could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, and reward talent is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events;

7 • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors, particularly for electric vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended June 30, 2023 2024 2023 2024 Second Quarter First Half (unaudited) Revenues Company excluding Ford Credit $ 42,427 $ 44,811 $ 81,512 $ 84,701 Ford Credit 2,527 2,997 4,916 5,884 Total revenues 44,954 47,808 86,428 90,585 Costs and expenses Cost of sales 37,471 40,489 72,140 76,965 Selling, administrative, and other expenses 2,750 2,678 5,256 5,054 Ford Credit interest, operating, and other expenses 2,272 2,758 4,458 5,458 Total costs and expenses 42,493 45,925 81,854 87,477 Operating income/(loss) 2,461 1,883 4,574 3,108 Interest expense on Company debt excluding Ford Credit 304 270 612 548 Other income/(loss), net 255 628 479 1,126 Equity in net income/(loss) of affiliated companies (124) 197 6 364 Income/(Loss) before income taxes 2,288 2,438 4,447 4,050 Provision for/(Benefit from) income taxes 272 605 768 883 Net income/(loss) 2,016 1,833 3,679 3,167 Less: Income/(Loss) attributable to noncontrolling interests 99 2 5 4 Net income/(loss) attributable to Ford Motor Company $ 1,917 $ 1,831 $ 3,674 $ 3,163 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.48 $ 0.46 $ 0.92 $ 0.79 Diluted income/(loss) 0.47 0.46 0.91 0.79 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 4,003 3,985 3,996 3,982 Diluted shares 4,041 4,022 4,035 4,022

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2023 June 30, 2024 (unaudited) ASSETS Cash and cash equivalents $ 24,862 $ 19,953 Marketable securities 15,309 14,613 Ford Credit finance receivables, net of allowance for credit losses of $256 and $252 46,425 47,434 Trade and other receivables, less allowances of $64 and $62 15,601 16,802 Inventories 15,651 17,183 Other assets 3,633 4,533 Total current assets 121,481 120,518 Ford Credit finance receivables, net of allowance for credit losses of $626 and $628 55,650 58,159 Net investment in operating leases 21,384 21,545 Net property 40,821 40,709 Equity in net assets of affiliated companies 5,548 7,215 Deferred income taxes 16,985 16,468 Other assets 11,441 11,972 Total assets $ 273,310 $ 276,586 LIABILITIES Payables $ 25,992 $ 25,458 Other liabilities and deferred revenue 25,870 27,380 Debt payable within one year Company excluding Ford Credit 477 1,712 Ford Credit 49,192 48,853 Total current liabilities 101,531 103,403 Other liabilities and deferred revenue 28,414 28,289 Long-term debt Company excluding Ford Credit 19,467 18,694 Ford Credit 80,095 81,642 Deferred income taxes 1,005 963 Total liabilities 230,512 232,991 EQUITY Common Stock, par value $0.01 per share (4,108 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,128 23,270 Retained earnings 31,029 32,240 Accumulated other comprehensive income/(loss) (9,042) (9,357) Treasury stock (2,384) (2,628) Total equity attributable to Ford Motor Company 42,773 43,567 Equity attributable to noncontrolling interests 25 28 Total equity 42,798 43,595 Total liabilities and equity $ 273,310 $ 276,586

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2023 2024 First Half (unaudited) Cash flows from operating activities Net income/(loss) $ 3,679 $ 3,167 Depreciation and tooling amortization 3,775 3,795 Other amortization (554) (772) Provision for credit and insurance losses 212 317 Pension and other postretirement employee benefits (“OPEB”) expense/(income) 612 201 Equity method investment dividends received in excess of (earnings)/losses and impairments 142 (124) Foreign currency adjustments (97) 173 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 163 8 Stock compensation 238 275 Provision for/(Benefit from) deferred income taxes 3 206 Decrease/(Increase) in finance receivables (wholesale and other) (1,473) (1,865) Decrease/(Increase) in accounts receivable and other assets (1,793) (1,603) Decrease/(Increase) in inventory (3,354) (1,845) Increase/(Decrease) in accounts payable and accrued and other liabilities 6,134 5,269 Other 148 (309) Net cash provided by/(used in) operating activities 7,835 6,893 Cash flows from investing activities Capital spending (3,729) (4,194) Acquisitions of finance receivables and operating leases (26,231) (29,542) Collections of finance receivables and operating leases 22,517 22,530 Purchases of marketable securities and other investments (4,860) (6,069) Sales and maturities of marketable securities and other investments 7,584 6,812 Settlements of derivatives (32) (237) Capital contributions to equity method investments (1,047) (1,299) Other (359) 78 Net cash provided by/(used in) investing activities (6,157) (11,921) Cash flows from financing activities Cash payments for dividends and dividend equivalents (3,794) (1,925) Purchases of common stock — (244) Net changes in short-term debt (658) (1,008) Proceeds from issuance of long-term debt 26,401 28,960 Payments of long-term debt (22,213) (25,145) Other (197) (254) Net cash provided by/(used in) financing activities (461) 384 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 66 (240) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 1,283 $ (4,884) Cash, cash equivalents, and restricted cash at beginning of period $ 25,340 $ 25,110 Net increase/(decrease) in cash, cash equivalents, and restricted cash 1,283 (4,884) Cash, cash equivalents, and restricted cash at end of period $ 26,623 $ 20,226

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended June 30, 2024		
	Second Quarter		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 44,811	$ 2,997	$ 47,808
Total costs and expenses	43,167	2,758	45,925
Operating income/(loss)	1,644	239	1,883
Interest expense on Company debt excluding Ford Credit	270	—	270
Other income/(loss), net	534	94	628
Equity in net income/(loss) of affiliated companies	187	10	197
Income/(Loss) before income taxes	2,095	343	2,438
Provision for/(Benefit from) income taxes	517	88	605
Net income/(loss)	1,578	255	1,833
Less: Income/(Loss) attributable to noncontrolling interests	2	—	2
Net income/(loss) attributable to Ford Motor Company	$ 1,576	$ 255	$ 1,831

	For the period ended June 30, 2024		
	First Half		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 84,701	$ 5,884	$ 90,585
Total costs and expenses	82,019	5,458	87,477
Operating income/(loss)	2,682	426	3,108
Interest expense on Company debt excluding Ford Credit	548	—	548
Other income/(loss), net	901	225	1,126
Equity in net income/(loss) of affiliated companies	346	18	364
Income/(Loss) before income taxes	3,381	669	4,050
Provision for/(Benefit from) income taxes	703	180	883
Net income/(loss)	2,678	489	3,167
Less: Income/(Loss) attributable to noncontrolling interests	4	—	4
Net income/(loss) attributable to Ford Motor Company	$ 2,674	$ 489	$ 3,163

11

12 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): June 30, 2024 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 12,505 $ 7,448 $ — $ 19,953 Marketable securities 13,931 682 — 14,613 Ford Credit finance receivables, net — 47,434 — 47,434 Trade and other receivables, net 6,035 10,767 — 16,802 Inventories 17,183 — — 17,183 Other assets 3,272 1,234 — 4,533 Receivable from other segments 1,291 2,270 (3,561) — Total current assets 54,217 69,862 (3,561) 120,518 Ford Credit finance receivables, net — 58,159 — 58,159 Net investment in operating leases 1,170 20,375 — 21,545 Net property 40,420 289 — 40,709 Equity in net assets of affiliated companies 7,090 125 — 7,215 Deferred income taxes 16,307 156 5 16,468 Other assets 10,791 1,181 — 11,972 Receivable from other segments 75 12 (87) — Total assets $ 130,070 $ 150,159 $ (3,643) $ 276,586 Liabilities Payables $ 24,550 $ 908 $ — $ 25,458 Other liabilities and deferred revenue 24,400 2,980 — 27,380 Debt payable within one year 1,712 48,853 — 50,565 Payable to other segments 3,427 134 (3,561) — Total current liabilities 54,089 52,875 (3,561) 103,403 Other liabilities and deferred revenue 26,624 1,665 — 28,289 Long-term debt 18,694 81,642 — 100,336 Deferred income taxes 611 347 5 963 Payable to other segments 12 75 (87) — Total liabilities $ 100,030 $ 136,604 $ (3,643) $ 232,991

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended June 30, 2024			
	First Half			
Cash flows from operating activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Net income/(loss)	$ 2,678	$ 489	$ —	$ 3,167
Depreciation and tooling amortization	2,550	1,245	—	3,795
Other amortization	29	(801)	—	(772)
Provision for credit and insurance losses	7	310	—	317
Pension and OPEB expense/(income)	201	—	—	201
Equity method investment dividends received in excess of (earnings)/losses and impairments	(117)	(7)	—	(124)
Foreign currency adjustments	202	(29)	—	173
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	4	4	—	8
Stock compensation	266	9	—	275
Provision for/(Benefit from) deferred income taxes	157	49	—	206
Decrease/(Increase) in finance receivables (wholesale and other)	—	(1,865)	—	(1,865)
Decrease/(Increase) in intersegment receivables/payables	457	(457)	—	—
Decrease/(Increase) in accounts receivable and other assets	(1,357)	(246)	—	(1,603)
Decrease/(Increase) in inventory	(1,845)	—	—	(1,845)
Increase/(Decrease) in accounts payable and accrued and other	4,968	301	—	5,269
Other	(303)	(6)	—	(309)
Interest supplements and residual value support to Ford Credit	(2,870)	2,870	—	—
Net cash provided by/(used in) operating activities	$ 5,027	$ 1,866	$ —	$ 6,893
Cash flows from investing activities				
Capital spending	$ (4,151)	$ (43)	$ —	$ (4,194)
Acquisitions of finance receivables and operating leases	—	(29,542)	—	(29,542)
Collections of finance receivables and operating leases	—	22,530	—	22,530
Purchases of marketable and other investments	(5,974)	(95)	—	(6,069)
Sales and maturities of marketable securities and other investments	6,612	200	—	6,812
Settlements of derivatives	(3)	(234)	—	(237)
Capital contributions to equity method investments	(1,299)	—	—	(1,299)
Other	78	—	—	78
Investing activity (to)/from other segments	150	4	(154)	—
Net cash provided by/(used in) investing activities	$ (4,587)	$ (7,180)	$ (154)	$ (11,921)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (1,925)	$ —	$ —	$ (1,925)
Purchases of common stock	(244)	—	—	(244)
Net changes in short-term debt	421	(1,429)	—	(1,008)
Proceeds from issuance of long-term debt	—	28,960	—	28,960
Payments of long-term debt	(79)	(25,066)	—	(25,145)
Other	(161)	(93)	—	(254)
Financing activity to/(from) other segments	(4)	(150)	154	—
Net cash provided by/(used in) financing activities	$ (1,992)	$ 2,222	$ 154	$ 384
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (90)	$ (150)	$ —	$ (240)

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14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non- GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pretax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) Second Quarter First Half Memo: 2023 2024 2023 2024 FY 2023 Net Income / (Loss) Attributable to Ford (GAAP) $ 1,917 $ 1,831 $ 3,674 $ 3,163 $ 4,347 Income / (Loss) Attributable to Noncontrolling Interests 99 2 5 4 (18) Net Income / (Loss) $ 2,016 $ 1,833 $ 3,679 $ 3,167 $ 4,329 Less: (Provision For) / Benefit From Income Taxes (272) (605) (768) (883) 362 Income / (Loss) Before Income Taxes $ 2,288 $ 2,438 $ 4,447 $ 4,050 $ 3,967 Less: Special Items Pre-Tax (1,194) (49) (2,106) (922) (5,147) Income / (Loss) Before Special Items Pre-Tax $ 3,482 $ 2,487 $ 6,553 $ 4,972 $ 9,114 Less: Interest on Debt (304) (270) (612) (548) (1,302) Adjusted EBIT (Non-GAAP) $ 3,786 $ 2,757 $ 7,165 $ 5,520 $ 10,416 Memo: Revenue ($B) $ 45.0 $ 47.8 $ 86.4 $ 90.6 $ 176.2 Net Income / (Loss) Margin (GAAP) (%) 4.3% 3.8% 4.3% 3.5% 2.5 % Adjusted EBIT Margin (Non-GAAP) (%) 8.4% 5.8% 8.3% 6.1% 5.9 % Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Second Quarter First Half 2023 2024 2023 2024 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) $ 1,917 $ 1,831 $ 3,674 $ 3,163 Less: Impact of Pre-Tax and Tax Special Items (a) (1,012) (79) (1,722) (732) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) $ 2,929 $ 1,910 $ 5,396 $ 3,895 Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 4,003 3,985 3,996 3,982 Net Dilutive Options, Unvested Restricted Stock Units, Unvested Restricted Stock Shares, and Convertible Debt 38 37 39 40 Diluted Shares 4,041 4,022 4,035 4,022 Earnings / (Loss) Per Share – Diluted (GAAP) $ 0.47 $ 0.46 $ 0.91 $ 0.79 Less: Net Impact of Adjustments (0.25) (0.01) (0.43) (0.18) Adjusted Earnings Per Share – Diluted (Non-GAAP) $ 0.72 $ 0.47 $ 1.34 $ 0.97 a. Includes adjustment for noncontrolling interest in the second quarter and first half of 2023

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2024 Q2	2024 First Half	Memo: Full Year 2023
Pre-Tax Results ($M)			
Income / (Loss) Before Income Taxes (GAAP)	$ 2,438	$ 4,050	$ 3,967
Less: Impact of Special Items	(49)	(922)	(5,147)
Adjusted Earnings Before Taxes (Non-GAAP)	$ 2,487	$ 4,972	$ 9,114
Taxes ($M)			
(Provision For) / Benefit From Income Taxes (GAAP) (a)	$ (605)	$ (883)	$ 362
Less: Impact of Special Items (b)	(30)	190	1,273
Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP)	$ (575)	$ (1,073)	$ (911)
Tax Rate (%)			
Effective Tax Rate (GAAP)	24.8 %	21.8 %	(9.1)%
Adjusted Effective Tax Rate (Non-GAAP)	23.1 %	21.6 %	10.0 %

a. Full Year 2023 reflects benefits from U.S. research tax credits and legal entity restructuring within our leasing operations and China
b. Full Year 2023 reflects benefits from China legal entity restructuring

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	First Half 2023	First Half 2024
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 2,800	$ 5,035	$ 4,591	$ 2,492	$ 1,385	$ 5,508	$ 7,835	$ 6,893
Less: Items Not Included in Company Adjusted Free Cash Flows								
Ford Credit Operating Cash Flows	626	581	1,800	(1,827)	1,181	685	1,207	1,866
Funded Pension Contributions	(125)	(109)	(190)	(168)	(550)	(83)	(234)	(633)
Restructuring (Including Separations) (a)	(81)	(118)	(297)	(529)	(176)	(289)	(199)	(465)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	(5)	—	—	174	(33)	—	(5)	(33)
Other, Net	(140)	(73)	(151)	604 (b)	(608) (c)	4	(213)	(605)
Add: Items Included in Company Adjusted Free Cash Flows								
Company Excluding Ford Credit Capital Spending	(1,760)	(1,927)	(2,191)	(2,274)	(2,073)	(2,078)	(3,687)	(4,151)
Ford Credit Distributions	—	—	—	—	—	150	—	150
Settlement of Derivatives	(72)	92	(13)	—	23	(26)	20	(3)
Company Adjusted Free Cash Flow (Non-GAAP)	$ 693	$ 2,919	$ 1,225	$ 1,964	$ (479)	$ 3,237	$ 3,612	$ 2,758

a. Restructuring excludes cash flows reported in investing activities
b. Includes timing differences with a joint venture and currency impacts
c. Includes $(365)M settlement of Transit Connect customs matter

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17 Adjusted ROIC ($B) Four Quarters Ending Q2 2023 Four Quarters Ending Q2 2024 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford $ 4.1 $ 3.8 Add: Noncontrolling Interest (0.2) (0.0) Less: Income Tax (0.5) 0.2 Add: Cash Tax (1.0) (1.2) Less: Interest on Debt (1.3) (1.2) Less: Total Pension / OPEB Income / (Cost) (0.6) (2.6) Add: Pension / OPEB Service Costs (0.7) (0.6) Net Operating Profit / (Loss) After Cash Tax $ 4.5 $ 5.7 Less: Special Items (excl. Pension / OPEB) Pre-Tax (5.1) (2.0) Adj. Net Operating Profit / (Loss) After Cash Tax $ 9.6 $ 7.7 Invested Capital Equity $ 43.6 $ 43.6 Debt (excl. Ford Credit) 19.6 20.4 Net Pension and OPEB Liability 4.6 6.0 Invested Capital (End of Period) $ 67.8 $ 70.0 Average Invested Capital $ 67.6 $ 69.1 ROIC (a) 6.7% 8.2 % Adjusted ROIC (Non-GAAP) (b) 14.2% 11.1 % a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) Second Quarter First Half 2023 2024 2023 2024 Restructuring (by Geography) Europe $ (0.1) $ (0.2) $ (0.4) $ (0.5) North America Hourly Buyouts — — — (0.3) China (0.4) — (0.8) — Other (0.2) — (0.1) — Subtotal Restructuring $ (0.7) $ (0.2) $ (1.3) $ (0.8) Other Items Transit Connect customs matter $ (0.3) $ — $ (0.3) $ — Extended Oakville Assembly Plant Changeover — 0.0 — (0.2) Other (including Gains / (Losses) on Investments) (0.1) 0.0 (0.2) 0.0 Subtotal Other Items $ (0.4) $ 0.1 $ (0.5) $ (0.2) Pension and OPEB Gain / (Loss) Pension and OPEB Remeasurement $ (0.1) $ 0.2 $ (0.2) $ 0.2 Pension Settlements and Curtailments (0.1) (0.0) (0.1) (0.1) Subtotal Pension and OPEB Gain / (Loss) $ (0.1) $ 0.1 $ (0.3) $ 0.1 Total EBIT Special Items $ (1.2) $ (0.0) $ (2.1) $ (0.9)

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended June 30, 2023 2024 2023 2024 Second Quarter First Half (unaudited) Financing revenue Operating leases $ 1,029 $ 1,030 $ 2,078 $ 2,047 Retail financing 1,013 1,364 1,942 2,655 Dealer financing 600 750 1,104 1,446 Other financing 31 43 58 83 Total financing revenue 2,673 3,187 5,182 6,231 Depreciation on vehicles subject to operating leases (555) (613) (1,114) (1,223) Interest expense (1,530) (1,897) (2,922) (3,745) Net financing margin 588 677 1,146 1,263 Other revenue Insurance premiums earned 29 42 55 78 Fee based revenue and other 53 54 74 80 Total financing margin and other revenue 670 773 1,275 1,421 Expenses Operating expenses 340 343 660 686 Provision for credit losses 40 95 117 183 Insurance expenses 35 97 40 127 Total expenses 415 535 817 996 Other income/(loss), net 126 105 226 244 Income before income taxes 381 343 684 669 Provision for/(Benefit from) income taxes 95 88 158 180 Net income $ 286 $ 255 $ 526 $ 489

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2023 June 30, 2024 (unaudited) ASSETS Cash and cash equivalents $ 10,658 $ 7,448 Marketable securities 789 682 Finance receivables, net Retail installment contracts, dealer financing, and other financing 105,476 109,689 Finance leases 7,347 7,657 Total finance receivables, net of allowance for credit losses of $882 and $880 112,823 117,346 Net investment in operating leases 20,332 20,375 Notes and accounts receivable from affiliated companies 845 1,049 Derivative financial instruments 818 689 Other assets 2,940 3,038 Total assets $ 149,205 $ 150,627 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 899 $ 890 Affiliated companies 693 609 Total accounts payable 1,592 1,499 Debt 129,287 130,495 Deferred income taxes 337 347 Derivative financial instruments 2,141 2,077 Other liabilities 2,459 2,655 Total liabilities 135,816 137,073 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (829) (1,003) Retained earnings 9,052 9,391 Total shareholder’s interest 13,389 13,554 Total liabilities and shareholder’s interest $ 149,205 $ 150,627

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2023 2024 First Half (unaudited) Cash flows from operating activities Net income $ 526 $ 489 Provision for credit losses 117 183 Depreciation and amortization 1,407 1,530 Amortization of upfront interest supplements (842) (1,126) Net change in deferred income taxes 13 49 Net change in other assets (188) (460) Net change in other liabilities 32 203 All other operating activities (21) 145 Net cash provided by/(used in) operating activities 1,044 1,013 Cash flows from investing activities Purchases of finance receivables (20,432) (21,808) Principal collections of finance receivables 18,196 18,900 Purchases of operating lease vehicles (4,373) (5,317) Proceeds from termination of operating lease vehicles 4,555 3,918 Net change in wholesale receivables and other short-duration receivables (1,497) (1,853) Purchases of marketable securities and other investments (1,696) (95) Proceeds from sales and maturities of marketable securities and other investments 1,610 200 Settlements of derivatives (52) (234) All other investing activities (36) (38) Net cash provided by/(used in) investing activities (3,725) (6,327) Cash flows from financing activities Proceeds from issuances of long-term debt 26,401 28,960 Payments of long-term debt (22,075) (25,066) Net change in short-term debt (554) (1,429) Cash distributions to parent — (150) All other financing activities (96) (93) Net cash provided by/(used in) financing activities 3,676 2,222 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 77 (150) Net increase/(decrease) in cash, cash equivalents and restricted cash $ 1,072 $ (3,242) Cash, cash equivalents, and restricted cash at beginning of period $ 10,520 $ 10,795 Net increase/(decrease) in cash, cash equivalents, and restricted cash 1,072 (3,242) Cash, cash equivalents, and restricted cash at end of period $ 11,592 $ 7,553